          Exhibit 99.1

FORM 3
JOINT FILER INFORMATION

Name of "Reporting Persons":  Norwest Venture Partners XI, LP
     Norwest Venture Partners XII, LP
     Jeffrey Crowe
     Matthew D. Howard

Address:    525 University Avenue, Suite 800
     Palo Alto, CA  94301

Designated Filer:   Norwest Venture Partners XI, LP

Issuer and Ticker Symbol:  iRhythm Technologies, Inc. [IRTC]

Date of Earliest Transaction:  October 19, 2016

Each of the Joint Filers with Norwest Venture Partners XI, LP may be deemed to share indirect beneficial ownership in the securities set forth on the attached
Form 3.

Norwest Venture Partners XI, LP ("NVP XI") is the record holder of shares reported on Lines 1 and 2 of Table II. Norwest Venture Partners XII, LP ("NVP
XII") is record holder of the shares reported on Lines 3 and 4 of Table II.
Messrs. Crowe and Howard are Co-Chief Executive Officers of NVP Associates, LLC
("NVP Associates"), the managing member of the general partner of NVP XI and NVP
XII. By virtue of such position, Messrs. Crowe and Howard may be deemed to beneficially own the shares held of record by NVP XI and NVP XII.

All Reporting Persons disclaim beneficial ownership of shares of iRhythm
Technologies, Inc. stock held by each other Reporting Person, except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above hereby designates NVP XI as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder.

      NORWEST VENTURE PARTNERS XI, LP
      By: Genesis VC Partners XI, LLC
      Its General Partner
      By: NVP Associates, LLC
      Its Managing Member

      By: /s/ Kurt Betcher
      Its Chief Financial Officer

      NORWEST VENTURE PARTNERS XII, LP
      By: Genesis VC Partners XII, LLC
      Its General Partner
      By: NVP Associates, LLC
      Its Managing Member

      By: /s/ Kurt Betcher
      Its Chief Financial Officer

JEFFREY CROWE
By: /s/ Kurt L. Betcher, as Attorney-in-Fact

      By: /s/ Kurt Betcher

MATTHEW D. HOWARD
By: /s/ Kurt L. Betcher, as Attorney-in-Fact

             By: /s/ Kurt Betcher